                                                                 Exhibit (D)(vi)

                THIS ESCROW AGREEMENT dated as of April 30, 2004



A M O N G:



                LPBP INC.,
                a corporation incorporated under the laws of the Province of Ontario

                (hereinafter called "LPBP")

A N D



                HEMOSOL CORP.,
                a corporation incorporated under the laws of the Province of Ontario

                (hereinafter called "HEMOSOL")

A N D



                COMPUTERSHARE TRUST COMPANY OF CANADA,
                a corporation incorporated under the laws of [*]

                (hereinafter called the "ESCROW AGENT")

RECITALS:

WHEREAS:

A. LPBP (formerly Hemosol Inc.) and MDS Inc. entered into an arrangement agreement (the "ARRANGEMENT AGREEMENT") dated as of February 11, 2004 which set out the terms of an arrangement (the "ARRANGEMENT") involving LPBP, its securityholders and MDS Inc.;

B. pursuant to the Arrangement Agreement, LPBP and MDS Inc. agreed that the Escrowed Redemption Amount (as defined herein) paid to Hemosol under the terms of the Arrangement would be placed into escrow substantially in accordance with the terms and conditions set out in Exhibit 4 to the Arrangement Agreement;

C. LPBP and Hemosol have requested that the Escrow Agent enter into this Agreement and hold, for and on behalf of LPBP and Hemosol, the Escrowed Redemption Amount in accordance with the terms set out herein;

D. the parties acknowledge that these recitals are made by LPBP and Hemosol and not by the Escrow Agent;

NOW THEREFORE, in consideration of the premises and the respective covenants of the parties and for other good and valuable consideration, receipt of which is hereby acknowledged by each party hereto, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

      (a) "AGREEMENT" means this escrow agreement, including all schedules attached hereto as the same may be amended or supplemented in accordance with the terms hereof;

      (b)   "ANNIVERSARY DATE" means April 30, 2005;

      (c) "AUTHORIZED PERSON" has the meaning set out in Subsection 3.2(a) of this Agreement;

      (d) "BUSINESS DAY" means any day on which banks in the City of Toronto are open for business other than a Saturday, a Sunday or a statutory holiday;

      (e) "CLAIM NOTICE" means a notice of LPBP of one or more claims under the Indemnity Agreement;

      (f) "CLAIM PERIOD" means the period beginning on the date hereof and ending on the Anniversary Date;

      (g) "EARNINGS" means any income (including interest or gains) earned on or in respect of investing the Escrowed Funds;

      (h)   "EFFECTIVE DATE" means the date hereof;

      (i) "ESCROW PERIOD" means the period from the completion of the closing of the Arrangement on the Effective Date to completion of the release from escrow of all Escrowed Funds;

      (j) "ESCROWED FUNDS" at any time means the sum of (i) the Escrowed Redemption Amount plus (ii) any Earnings minus (iii) any Losses derived from time to time from holding the Escrowed Redemption Amount or from holding Earnings;

      (k) "ESCROWED REDEMPTION AMOUNT" means the $1,000,000 cash amount delivered by LPBP on behalf of Hemosol to the Escrow Agent on the Effective Date in accordance with the terms and conditions of this Agreement;

      (l) "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation";

      (m) "INDEMNITY AGREEMENT" means the indemnity agreement dated the date hereof between LPBP and Hemosol LP;

      (n) "INVESTMENT DIRECTION" has the meaning set out in Subsection 2.3(a) of this Agreement;

      (o)   "LOSSES" means any losses suffered from investing the Escrowed
            Funds;

      (p) "OBJECTION NOTICE" has the meaning set out in Section 2.9 of this Agreement;

      (q) "PERSON" includes any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted;

      (r) "QUALIFIED INVESTMENTS" means securities issued or guaranteed by the Government of Canada or a Canadian provincial government, or obligations of a Canadian chartered bank maturing not more than one year from the date of investment; and

      (s) "RELEASE CERTIFICATE" means the certificate jointly executed by LPBP and Hemosol in the form attached hereto as Schedule "A" to be delivered by LPBP and Hemosol to the Escrow Agent confirming that all or part of the Escrowed Funds shall be released.

1.2      Words Importing the Singular

Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3      Interpretation not Affected by Headings

The division of this Agreement into Articles, Sections, Subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4      Time of the Essence

Time shall be of the essence in all respects in this Agreement.

1.5      Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.6      Currency

Unless otherwise stated, all dollar amounts referred to in this Agreement are in Canadian dollars.

1.7      Business Day

If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day following such day.

                                   ARTICLE 2
                                 ESCROWED FUNDS

2.1      Appointment of Escrow Agent

LPBP and Hemosol hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth in this Agreement and the Escrow Agent hereby accepts such appointment on such terms and conditions.

2.2      Escrowed Funds and Distribution Amounts

      (a) On the Effective Date and immediately following receipt by the Escrow Agent of the Escrowed Redemption Amount, the Escrowed Redemption Amount shall be held in escrow by the Escrow Agent, on behalf of LPBP and Hemosol.

      (b) The Escrow Agent shall accept and hold the Escrowed Redemption Amount in escrow for and on behalf of LPBP and Hemosol pursuant hereto and shall disburse and deal with the Escrowed Funds in compliance with Article 2 hereof. Except as provided in Section 2.3(a) hereof, the Escrow Agent shall at all times during the Escrow Period keep the Escrowed Funds in an interest bearing segregated trust account, all on the terms and subject to the conditions of this Agreement.

2.3      Qualified Investments

      (a) Upon receipt of a duly executed direction from both LPBP and Hemosol (the "INVESTMENT DIRECTION"), the Escrow Agent shall invest the Escrowed Funds in Qualified Investments, or as otherwise directed by LPBP and Hemosol, in its name in accordance with such direction. Any Investment Direction shall be in writing and shall be provided to the Escrow Agent no later than 9:00 a.m. (Toronto time) on the day on which the Qualified Investment is to be made. Any Investment Direction received by the Escrow Agent after 9:00 a.m. (Toronto time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) the next Business Day.

      (b) LPBP and Hemosol hereby direct the Escrow Agent to deposit the Escrowed Redemption Amount in an interest bearing deposit account upon receipt thereof. The Escrow Agent shall maintain the Escrowed Funds in such account until one or more Investment Directions are received or the funds are required to be released pursuant to this Agreement.

2.4      Release of Escrowed Funds

      (a) If LPBP has made any claims under the Indemnity Agreement in respect of matters arising during the Claim Period which have not been satisfied in full pursuant to the Indemnity Agreement on or before the date of a Claim Notice (as defined below), LPBP shall, on or before the 15th Business Day following the expiry of the Claim Period, deliver a notice to Hemosol and the Escrow Agent substantially in the form of Schedule "B" hereto (a "CLAIM NOTICE") which notice shall set forth the particulars of each claim made by LPBP under the Indemnity Agreement which remains unsatisfied including the estimated amount of the claim and the facts giving rise to such claims. If, upon the expiry of such 15 Business Day period, LPBP has not delivered a Claim Notice as provided herein or has delivered a Claim Notice in respect of only part of the Escrowed Redemption Amount, the Escrow Agent shall pay the Escrowed Redemption Amount which is not the subject of a Claim Notice plus any Earnings thereon or less any Losses thereon to Hemosol within one Business Day of such expiry. If, at any time after the delivery of a Claim Notice, any claim referred to therein has been satisfied in whole or in part under the Indemnity Agreement, and, following such satisfaction, the total amount of all unsatisfied claims under all Claims Notices (collectively, the "UNSATISFIED CLAIMS") is less than the Escrowed Redemption Amount, LPBP and Hemosol shall execute a Release Certificate to release that portion of the Escrowed Redemption Amount equal to the difference between the Unsatisfied Claims and the Escrowed Redemption Amount, plus Earnings thereon and less Losses thereon, to Hemosol within one Business Day of receipt of such Release Certificate.

      (b) Upon receipt by Hemosol of a Claim Notice, Hemosol shall, on or before the 20th Business Day following the expiry of the Claim Period, deliver an objection notice (the "OBJECTION NOTICE") to LPBP and the Escrow Agent substantially in the form of Schedule "C" hereto if it objects to any or all of the claims made by LPBP in the Claim Notice, which shall set forth the particulars of the objection and the amount of the Escrowed Funds subject to the objection. If, upon the expiry of such 20 Business Day period, Hemosol does not deliver an Objection Notice as provided herein, or has delivered an Objection Notice in respect of only part of the Escrowed Redemption Amount, the Escrow Agent shall pay the Escrowed Funds specified in the Claim Notice in respect of which no Objection Notice is given, plus any Earnings thereon or less any Losses in respect thereof to LPBP within one Business Day of receipt of such Objection Notice or the expiry of the period in Subsection 2.4(c).

      (c) If a Claim Notice is delivered by LPBP and an Objection Notice is made in respect of any of the Claims specified in the Claim Notice, the Escrow Agent shall retain the balance of the Escrowed Funds pending receipt of (i) a Release Certificate in respect of some or all of the Escrowed Funds, or (ii) a certified copy of a final non-appealable order of a court ("FINAL COURT ORDER") having jurisdiction regarding the claims in dispute. The Escrow Agent shall pay the Escrowed Funds in respect of (i) above in accordance with the instructions in the Release Certificate. The Escrow Agent shall pay the Escrowed Funds in respect of (ii) above in accordance with the Final Court Order.

2.5      Release of Escrowed Funds upon Receipt of Release Certificate

Upon receipt of a Release Certificate in respect of all or part of the Escrowed Redemption Amount (the "RELEASED PORTION"), the Escrow Agent shall pay from the Escrowed Funds as directed in the Release Certificate an amount equal to the Released Portion plus the Earnings thereon less any Losses thereon.

2.6      Early Termination of any Investment of the Escrowed Funds

In making any payment pursuant to this Agreement, the Escrow Agent has the authority to liquidate any investments of Escrowed Funds in order to make payments contemplated under this Article 2 and shall not be liable for any diminution of value, through loss of opportunity costs or breakage fees, of the Escrowed Funds for early termination of any investment of the Escrowed Funds necessary to enable the Escrow Agent to make such payment.

2.7      Method of Disbursement and Delivery

      (a) All disbursements of money by the Escrow Agent made in accordance with the provisions of this Agreement shall be made by certified cheque drawn upon the account of the Escrow Agent at a Canadian chartered bank and made payable to or to the order of the persons entitled to disbursement and in the correct amount.

      (b) If the Escrow Agent delivers any such cheque as required and in accordance with this Article 2 or any other provision of this Agreement, the Escrow Agent shall have no further obligation or liability for the amount represented thereby, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Escrow Agent, upon being furnished with:
            (i) evidence satisfactory to the Escrow Agent in its sole discretion of such non-receipt, loss or destruction; and (ii) funding and indemnity satisfactory to it in its sole discretion, the Escrow Agent shall issue to such payee a replacement cheque for the amount of such cheque.

                                   ARTICLE 3
                                THE ESCROW AGENT

3.1      Disbursement

The Escrow Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with the Escrow Agent pursuant to this Agreement.

3.2      Authorized Person

      (a) Each of LPBP and Hemosol shall file with the Escrow Agent on the Effective Date a certificate of incumbency setting forth the name of an individual or individuals authorized to give instructions, directions or statutory declarations to the Escrow Agent on their behalf (each an "AUTHORIZED PERSON"), together with a specimen signature of such person or persons. Each of LPBP and Hemosol may file further certificates of incumbency from time to time and the Escrow Agent shall rely on the latest certificate of incumbency filed with it.

      (b) The Escrow Agent shall be fully protected in acting upon any instrument, certificate or paper believed by it in good faith and without negligence to be genuine and to be signed by an Authorized Person.

3.3      Duties of Escrow Agent

      (a) The duties and obligations of the Escrow Agent are as set out in this Agreement. The Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable instructions.

      (b) The Escrow Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection therewith, except arising out of its own negligence or wilful misconduct.

3.4      Indemnity

LPBP and Hemosol (in addition to any right of indemnity by law given to the Escrow Agent) shall indemnify the Escrow Agent, each as to 50%, against all taxes, liabilities, damages, losses, actions, proceedings, reasonable legal and professional fees, costs, claims and demands in respect of any matter or thing done or omitted by it in any way relating to this Agreement, other than taxes, liabilities, damages, losses, actions, proceedings, fees, costs, claims or demands arising from the negligence or wilful misconduct on the part of the Escrow Agent. This Section 3.4 shall not merge on the lapse or termination of this Agreement but shall survive and continue for the benefit of the Escrow Agent. The Escrow Agent acknowledges that it shall have no right to seek indemnity from any Party who has satisfied its obligations under this Section 3.4.

3.5      Dispute

Notwithstanding any other provision of this Agreement, in the event of a dispute between LPBP and Hemosol in respect of which the Escrow Agent has been notified by any party hereto prior to the release of the Escrowed Funds or any portion thereof, as applicable, regarding the Escrowed Funds, or any portion thereof, or any provisions of this Agreement, then:

      (a) the Escrow Agent shall not release the Escrowed Funds or any part thereof except under order or direction of any court or a Release Certificate, and it shall sustain no liability for its failure to release the Escrowed Funds or any part thereof pending such court order or direction or a Release Certificate; and

      (b) the Escrow Agent may, in its sole and absolute discretion, deposit the Escrowed Funds or any portion thereof with the clerk of a court of competent jurisdiction in Ontario, and interplead this Agreement and all other relevant documents and monies and upon so depositing such documents and monies and filing its interpleader it shall be relieved of all liability under the terms hereof with respect to the part of the Escrowed Funds (except for such liability as may have arisen with respect to acts or omissions of the Escrow Agent prior to such date of deposit).

3.6      Counsel

The Escrow Agent may employ such counsel and advisers as it may reasonably require for the purpose of discharging its duties under this Agreement and the Escrow Agent may act and shall be fully protected in acting in good faith on the opinion or advice of or information obtained from any such counsel or adviser in relation to any matter arising under this Agreement. All reasonable costs and expenses incurred by the Escrow Agent in respect of such counsel and advisors (including legal fees) shall be paid by LPBP and Hemosol.

3.7      Fees and Expenses of Escrow Agent

The Escrow Agent may from time to time render accounts for its services performed in connection with the performance of its duties under this Agreement in accordance with the schedule of fees dated the date hereof and executed by the parties hereto. In addition, the Escrow Agent shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties under this Agreement. All such fees, costs and expenses shall be shared equally by LPBP and Hemosol.

3.8      Interest and Taxes

LPBP and Hemosol shall be responsible for and shall pay all taxes on any Earnings earned on the Escrowed Funds. Following the end of each calendar year during which this Agreement is in effect, the Escrow Agent shall forward to LPBP and Hemosol a Form T-5 pursuant to the Income Tax Act (Canada) in respect of any Earnings earned on the Escrowed Funds upon receipt thereof from the bank in which the Escrowed Funds are placed.

3.9      Attachment

In the event the Escrow Agent is served any writ, order or decree which purports to:

      (a)   attach, garnishee or levy upon the Escrowed Funds;

      (b)   stay or enjoin the delivery of the Escrowed Funds; or

      (c)   affect the Escrowed Funds in any way;

then the Escrow Agent may, in its sole and absolute discretion, deposit the Escrowed Funds or any portion thereof with the clerk of a court of competent jurisdiction in Ontario, and this Agreement and upon so depositing such documents and monies and filing its interpleader it shall be relieved of all liability under the terms hereof with respect to the part of the Escrowed Funds deposited (except for such liability as may have arisen with respect to acts or omissions of the Escrow Agent prior to such date of deposit).

3.10     Miscellaneous

In the event that the Escrow Agent shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason other than the negligence or wilful misconduct of the Escrow Agent, the Escrow Agent shall be under no obligation to invest or reinvest the same but shall only be obligated to hold the same on behalf of the person or persons entitled thereto in a current or other non-interest bearing account pending payment to the person or persons entitled thereto. The Escrow Agent shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee of Ontario (or other appropriate official or agency), whose receipt shall be good discharge and release of the Escrow Agent for such amounts.

3.11     Replacement of Escrow Agent

      (a) The Escrow Agent may resign and be discharged from all further duties under this Agreement by giving ninety (90) days' notice of its resignation in writing to each of LPBP and Hemosol.

      (b) LPBP and Hemosol may at any time on ten (10) Business Days' joint written notice remove the Escrow Agent and appoint a new escrow agent.

      (c) In the event of the Escrow Agent resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting under this Agreement, LPBP and Hemosol shall forthwith jointly appoint a new Escrow Agent and any Escrow Agent so appointed shall be subject to resignation or removal in the same manner as was the original Escrow Agent.

      (d) In the event that a successor Escrow Agent has not been appointed at the time the Escrow Agent is removed or the time the notice period for the Escrow Agent's resignation expires, as the case may be, the Escrow Agent shall deposit the Escrowed Funds with the clerk of a court of competent jurisdiction in Ontario and shall interplead all of the parties to this Agreement. Upon so depositing the Escrowed Funds and filing its pleadings, this Agreement shall terminate as to the Escrow Agent.

      (e) Upon receipt of joint written notice from LPBP and Hemosol in the case of the appointment of a new Escrow Agent under this Agreement, the predecessor Escrow Agent shall transfer the Escrowed Funds to the new Escrow Agent duly appointed and shall thereupon be released from further duties under this Agreement.

      (f) Upon its appointment, the new Escrow Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Agreement as Escrow Agent, without any further assurance, conveyance, act or deed and there shall be immediately executed, at the expense of LPBP and Hemosol (each bearing such expense equally), all such conveyances or other instruments as may, in the opinion of counsel to the new Escrow Agent and the Parties, be necessary or advisable for the purpose of assuring to the Escrow Agent a full estate in the premises.

                                    ARTICLE 4
                                     GENERAL

4.1      Notice to the Parties

      (a) Any notice to be given hereunder including, without limitation, a Release Certificate, a Claim Notice and an Objection Notice shall be deemed to be validly given if delivered or if delivered by personal delivery or if transmitted by facsimile (with confirmation receipt):

            (i)   if to LPBP, to:

                        LPBP Inc.
                        100 International Boulevard
                        Toronto, Ontario, Canada  M9W 6J6

                        Attention:        John Anderson, President
                        Facsimile:        [*]

                  with a copy to its counsel:

                        Fasken Martineau DuMoulin LLP
                        66 Wellington Street West
                        Suite 4200
                        Toronto Dominion Bank Tower
                        P.O. Box 20, Toronto-Dominion Centre
                        Toronto, Ontario, Canada  M5K 1N6

                        Attention:        Richard Steinberg

                        Facsimile:        (416) 364-7813

            (ii)  if to Hemosol, to:

                        Hemosol Corp.
                        2585 Meadowpine Blvd.
                        Toronto, Ontario, Canada  L5N 8H9

                        Attention:        Lee Hartwell
                        Facsimile:        (905) 286-0021

                  with a copy to its counsel:

                        Davies Ward Phillips & Vineberg LLP
                        1 First Canadian Place
                        44th Floor
                        Toronto, Ontario, Canada  M5X 1B1

                        Attention:        Arthur Shiff
                        Facsimile:        (416) 863-0871

            (iii) if to the Escrow Agent, to:

                        Computershare Trust Company of Canada
                        100 University Avenue, 9th Floor
                        Toronto, Ontario, Canada  M5J 2Y1

                        Attention:        [*]
                        Facsimile:        [*]

            and any notice given in accordance with the foregoing, if delivered by personal delivery, shall be deemed to have been received on the date of delivery if that day is a Business Day, if such notice is actually received prior to 5:00 p.m. (Toronto time) failing which it shall be deemed to be received on the next Business Day or, if transmitted by facsimile, it shall be deemed to have been received on the date of the transmission (with confirmation receipt) if such transmission is received prior to 5:00 p.m. (Toronto time) on a Business Day, failing which, it shall be deemed to have been received on the next Business Day following the transmission (with confirmation receipt).

4.2      Satisfaction and Discharge of Agreement

On the date on which all Escrowed Funds shall have been delivered in accordance with this Agreement and upon payment to the Escrow Agent by LPBP and Hemosol of the fees and other remuneration payable to the Escrow Agent, with the exception of Sections 3.4 and 3.7, this Agreement shall terminate and cease to be of any force or effect.

4.3      Further Assurances

A party will at any time and from time to time, upon the request of another party, execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

4.4      No Waiver

No failure or delay on the part either of LPBP and Hemosol in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise of such right, power or remedy or any other right, power or remedy.

4.5      Amendments

This Agreement may be amended or cancelled by and upon written notice to the Escrow Agent at any time given jointly by LPBP and Hemosol but the duties and responsibilities and indemnification (including without limitation the fees and expenses of the Escrow Agent) of the Escrow Agent shall not be affected by any such amendment without its written consent.

4.6      Successors

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, and permitted assigns, as the case may be.

4.7      Counterparts and Formal Date

This Agreement may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this Agreement.

              THE NEXT PAGE OF THIS AGREEMENT IS THE SIGNATURE PAGE

IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal and under the hands of their proper officers in that behalf.

                                      LPBP INC.

                                      ------------------------------------------
                                      By:
                                      Title:

                                      ------------------------------------------
                                      By:
                                      Title:


                                      HEMOSOL CORP.

                                      ------------------------------------------
                                      By:
                                      Title:


                                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                      ------------------------------------------
                                      By:
                                      Title:

                                      ------------------------------------------
                                      By:
                                      Title:

                                  SCHEDULE "A"

                               RELEASE CERTIFICATE

TO:      COMPUTERSHARE TRUST COMPANY OF CANADA (THE "ESCROW AGENT")

FROM:    LPBP INC. ("LPBP") AND HEMOSOL CORP. ("HEMOSOL")

RE:      RELEASE OF ESCROWED FUNDS

Terms that are capitalized and not defined herein shall have the meanings attributed thereto in the escrow agreement between LPBP, Hemosol and the Escrow Agent dated as of April 30, 2004 (the "Escrow Agreement").

You are hereby irrevocably authorized and directed to release $______ of the Escrowed Redemption Amount plus Earnings thereon or less Losses in respect thereof to ____________ in accordance with the terms and conditions of the Escrow Agreement and this shall be your good, sufficient and irrevocable authority for so doing.

IN WITNESS WHEREOF, the undersigned have provided this notice on the ______ day of _____________________, 20__.

                                      LPBP INC.

                                      ------------------------------------------
                                      By:
                                      Title:

                                      ------------------------------------------
                                      By:
                                      Title:


                                      HEMOSOL CORP.

                                      ------------------------------------------
                                      By:
                                      Title:

                                  SCHEDULE "B"

                                  CLAIM NOTICE

TO:      COMPUTERSHARE TRUST COMPANY OF CANADA (THE "ESCROW AGENT")

AND TO:  HEMOSOL CORP. ("HEMOSOL")

FROM:    LPBP INC. ("LPBP")

RE:      CLAIMS UNDER INDEMNITY AGREEMENT

Terms that are capitalized and not defined herein shall have the meanings attributed thereto in the escrow agreement between LPBP, Hemosol and the Escrow Agent dated as of April 30, 2004 (the "Escrow Agreement").

Pursuant to subsection 2.4(a) of the Escrow Agreement, the undersigned hereby provides notice of the following claims made under the Indemnity Agreement which at the date hereof have not been satisfied in full pursuant to the terms of the Indemnity Agreement:

[*]

IN WITNESS WHEREOF, the undersigned has provided this notice on the ______ day of _____________________, 20__.

                                      LPBP INC.

                                      ------------------------------------------
                                      By:
                                      Title:

                                      ------------------------------------------
                                      By:
                                      Title:

                                  SCHEDULE "C"

                                OBJECTION NOTICE

TO:      COMPUTERSHARE TRUST COMPANY OF CANADA (THE "ESCROW AGENT")

AND TO:  LPBP INC. ("LPBP")

FROM:    HEMOSOL CORP. ("HEMOSOL")

RE:      OBJECTION TO CLAIM

Terms that are capitalized and not defined herein shall have the meanings attributed thereto in the escrow agreement between LPBP, Hemosol and the Escrow Agent dated as of April 30, 2004 (the "Escrow Agreement").

Pursuant to subsection 2.4(b) of the Escrow Agreement, the undersigned hereby objects to the following claims made by LPBP in the Claim Notice dated [*]:

[*]

IN WITNESS WHEREOF, the undersigned has provided this notice on the ______ day of _____________________, 20__.

                                      HEMOSOL CORP.

                                      ------------------------------------------
                                      By:
                                      Title: